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                           REGISTRATION RIGHTS AGREEMENT

                             Dated as of July 28, 1998

                                    by and among

                                ALARIS Medical, Inc.

                            ALARIS Medical Systems, Inc.

                             ALARIS Release Corporation

                            IVAC Overseas Holdings, Inc.

                                        and

                              Bear, Stearns & Co. Inc.

                            BT Alex. Brown Incorporated

                Donaldson, Lufkin & Jenrette Securities Corporation


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

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of July 28, 1998, by and among ALARIS Medical, Inc., a Delaware corporation (the "COMPANY"), the subsidiaries of the Company listed on Exhibit A hereto (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES"), and Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase (the "INITIAL PLACEMENT") the Company's 11 1/8% Senior Discount Notes due 2008 (the "SENIOR DISCOUNT NOTES") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated July 22, 1998, (the "PURCHASE AGREEMENT"), by and among the Company, the Subsidiaries and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Senior Discount Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 2 of the Purchase Agreement.

     The parties hereby agree as follows:

SECTION 1.    DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT:  The Securities Act of 1933, as amended.

     AFFILIATE:  As defined in Rule 144A of the Act.

     BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

     CERTIFICATED SECURITIES:  As defined in the Indenture.

     CLOSING DATE:  The date hereof.

     COMMISSION:  The Securities and Exchange Commission.

     CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to
Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Senior Discount Notes tendered by Holders thereof pursuant to the Exchange Offer.

     EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

     EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Senior Discount Notes that are tendered by such Holders in connection with such exchange and issuance.

     EXCHANGE NOTES: The Company's 11 1/8% Senior Discount Notes due 2008 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Senior Discount Notes covered by a Shelf Registration Statement, in exchange for such Senior Discount Notes.

     EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Senior Discount Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act.

     HOLDERS:  As defined in Section 2 hereof.

     INDENTURE: The Indenture, dated the Closing Date, between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     INTEREST PAYMENT DATE:  As defined in the Indenture and the Notes.

     NASD:  National Association of Securities Dealers, Inc.

     NOTES:  The Senior Discount Notes and the Exchange Notes.

     PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     REGISTRATION DEFAULT:  As defined in Section 5 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     RULE 144:  Rule 144 promulgated under the Act.

     SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     TRANSFER RESTRICTED SECURITIES:   Each (A) Senior Discount Note, until the
earliest to occur of (i) the date on which such Senior Discount Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Senior Discount Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) and (iii) the date on which such Senior Discount Note is distributed to the public pursuant to Rule 144 under the Act and each (B) Exchange Note held by a Broker-Dealer until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

     UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.    HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.    REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date (such 45th day being the "FILING DEADLINE"), (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date (such 120th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and
(iv) upon the effectiveness of such Exchange Offer

Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Senior Discount Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Senior Discount Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Senior Discount Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

     (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th day being the "CONSUMMATION DEADLINE").

     (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Senior Discount Notes that are Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Senior Discount Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

     The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(a) and (c) hereof to the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline.

     The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request, and in no event later than one Business Day after such request, at any time during such 180-day period in order to facilitate such sales.

SECTION 4.    SHELF REGISTRATION

     (a) SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Exchange Notes because the Exchange Offer is not permitted by applicable law (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Senior Discount Notes acquired directly from the Company or one of its Affiliates, then the Company shall (x) cause to be filed, on or prior to 45 days after the earlier of (i) the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (a)(i) above and (ii) 45 days after the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
Section 4(b) hereof, and shall (y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day the "EFFECTIVENESS DEADLINE"). If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period ending when all of the Transfer Restricted Securities available for sale thereunder have been sold.

     (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in Item 507 or 508 of Regulation S-K, as applicable, under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.               LIQUIDATED DAMAGES

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses
(i) through (iv), a "REGISTRATION DEFAULT"), then the Company hereby agrees to pay liquidated damages to each Holder of Transfer Restricted Securities affected thereby with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

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     All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.    REGISTRATION PROCEDURES

     (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of
Section 6(c) below, (y) use its best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Senior Discount Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Senior Discount Notes acquired directly from the Company or any of its Affiliates) (which shall be in a manner consistent with the terms of this Agreement), and (z) comply with all of the following provisions:

          (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the

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     Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Senior Discount Notes acquired by such Holder directly from the Company or an affiliate thereof.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Stearling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

     (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall (i) comply with all the provisions of
Section 6(c) below and use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii) issue, upon the request of any Holder or purchaser of Senior Discount Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Senior Discount Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration

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Statement for this purpose and issue the Exchange Notes to the purchaser(s)
of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

     (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

          (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing,
     (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to the Initial Purchaser(s), each selling Holder and each of the underwriter(s) in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such exchange or sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) if such Holders or the underwriter(s) in connection with such sale shall provide notice to the Company within five Business Days after the receipt thereof to the effect that (A) such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act or
     (B) that any of the information furnished to the Company by such selling Holder or underwriter, if any, and included in such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed is incorrect in any respect;

          (v) at reasonable times requested by the selling Holders and/or the underwriters upon reasonable notice, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such exchange or sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

          (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney or accountant, unless such disclosure is sought in connection with a court proceeding (in which case, any such Person shall, upon learning that such disclosure is sought in connection with a court proceeding, deliver a notice to the Company in order to allow the Company to undertake appropriate action at the Company's sole expense to prevent disclosure of such information deemed confidential) or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

          (vii) if requested by any selling Holders or the underwriter(s) in connection with such exchange or sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such exchange or sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (x) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder or underwriter in connection with any sale or resale pursuant to any applicable Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

          (A) furnish to each selling Holder and each underwriter, if any, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

          (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Exhibit B hereto and such other similar matters as such Holders and underwriter(s) may reasonably request;

          (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in clauses (1), (4) through (13) and (18) of paragraph (g) of Section 8 of the Purchase Agreement and such other matter as the Holders and underwriters may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

          (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(m) of the Purchase Agreement, without exception;

          (B) set forth in full or incorporated by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

          (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders and the underwriter(s), if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

          If at any time the representations and warranties of the Company contained in the certificate described in (A)(1) above cease to be true and correct, the Company shall so advise the selling Holders promptly and if requested by such Holder, shall confirm such advice in writing;

          (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiii) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

          (xiv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

          (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xviii)   cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act.

     (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C), or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. In the event the Company shall give any Suspension Notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the Recommencement Date.

SECTION 7.               REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;
(iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all messenger and delivery services and telephone expenses of the Company; (v) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities (subject, in the case of counsel for the Holders of Transfer Restricted Securities, to Section 7(b) below); (vi) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vii) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Senior Discount Notes in the Exchange Offer and/or selling or reselling the Senior Discount Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.               INDEMNIFICATION

     (a) The Company and its Subsidiaries, jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling Person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company and its Subsidiaries will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by or on behalf of such Holder expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and its Subsidiaries may otherwise have, including under this Agreement.

     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and its Subsidiaries, (ii) each Person, if any, who controls the Company and its Subsidiaries within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company and its Subsidiaries, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by or on behalf of such Holder expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.

     (c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) (the "indemnified party") of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any Person against whom such indemnity may be sought (the "indemnifying party") notify such indemnifying party in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action, (ii) the indemnifying party or parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying party or parties; PROVIDED, HOWEVER, that the indemnifying party or parties under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld or delayed.

     (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the Company and its Subsidiaries or is insufficient to hold harmless a party indemnified hereunder, the Company and its Subsidiaries, on the one hand, and each Holder on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and its Subsidiaries, any contribution received by the Company and its Subsidiaries from Persons, other than the Holders, who may also be liable for contribution, including Persons who control the Company and its Subsidiaries within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and its Subsidiaries, and such Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and its Subsidiaries, on the one hand, and such Holder, on the other hand, or if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and its Subsidiaries, on the one hand, and such Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and its Subsidiaries, on the one hand, and each Holder, on the other hand, shall e deemed to be in the same proportion as (i) the total proceeds from the offering of the Senior Discount Notes (net of discounts but before deducting expenses) received by the Company and (ii) the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation less the amount paid by such Holder for such Transfer Restricted Securities. The relative fault of the Company and its Subsidiaries, on the one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and its Subsidiaries, or such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and its Subsidiaries and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
Section 8(d), (i) in no case shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section (8)(d), (A) each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling Person shall have the same rights to contribution as such Holder, and each Person, if any, who controls the Company and its Subsidiaries within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company and its Subsidiaries, subject in each case to clauses (i) and (ii) of this
Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(d), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld or delayed.

SECTION 9.               RULE 144A AND RULE 144

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and
(ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.         UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11.         SELECTION OF UNDERWRITERS

     For any Underwritten Offering of Notes, the investment banker or investment bankers and manager or managers for any Underwritten Offering of Notes, that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12.         MISCELLANEOUS

     (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person except that Jeffry M. Picower and his Affiliates have been granted registration rights covering certain shares of common stock of the Company pursuant to a Registration Rights Agreement dated as of August 12, 1994 (the "August Registration Rights Agreement") by and between the Company and Decisions Incorporated. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof other than the August Registration Rights Agreement and the Company has received a consent letter from the parties thereto waiving such conflict.

     (c) ADJUSTMENTS AFFECTING THE NOTES. The Company will not take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

     (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii)      if to the Company:

                    ALARIS Medical, Inc.
                    10221 Wateridge Circle
                    San Diego, CA 92121-1579
                    Telecopier No.: (619) 458-6073
                    Attention:  Jay de Groot, Esq.

                    With a copy to:

                    Gordon Altman Butowsky Weitzen Shalov & Wein
                    114 West 47th Street, 21st Floor
                    New York, New York 10036-1510
                    Telecopier No.: (212) 626-0799
                    Attention:  Daniel A. Etna, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder. Each Holder by accepting Transfer Restricted Securities agrees to be bound by and comply with the terms and provisions of this Agreement.

     (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           ALARIS MEDICAL, INC.


                                           By: /s/ William J. Mercer
                                              ----------------------------------
                                              Name:  William J. Mercer
                                              Title: President




                                           ALARIS MEDICAL SYSTEMS, INC.


                                           By: /s/ William J. Mercer
                                              ----------------------------------
                                              Name:  William J. Mercer
                                              Title: President




                                           ALARIS RELEASE CORPORATION


                                           By: /s/ William J. Mercer
                                              ----------------------------------
                                              Name:  William J. Mercer
                                              Title: President




                                           IVAC OVERSEAS HOLDINGS, INC.


                                           By: /s/ William J. Mercer
                                              ----------------------------------
                                              Name:  William J. Mercer
                                              Title: President

BEAR, STEARNS & CO. INC.

By:  /s/ James C. Diao
   --------------------------------
   Name:  James C. Diao
   Title: Senior Managing Director
            Bear, Stearns & Co. Inc.
BT ALEX. BROWN INCORPORATED




By: /s/ M K Lynch
   --------------------------------
   Name:  M K Lynch
   Title: Vice President

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION




By: /s/ Laurence E. Paul
   --------------------------------
   Name:
   Title:

                                     EXHIBIT A

                  SIGNIFICANT SUBSIDIARIES OF ALARIS MEDICAL, INC.

1.  ALARIS Medical Systems, Inc.
2.  ALARIS Release Corporation
3.  IVAC Overseas Holdings, Inc.

                                      EXHIBIT B

          (a) No stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in Section 6(c)(xi) of the Registration Rights Agreement shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending, threatened or, to the Company's knowledge, contemplated.

          (b) (i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would as of the date of Consummation of the Exchange Offer or the date of the effectiveness of the Shelf Registration Statement, prevent the issuance or sale of the Notes; (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the date of the Consummation of the Exchange Offer or the date of the effectiveness of the Shelf Registration Statement, as the case may be, that would prevent the issuance or sale of the Notes; and (iii) on the date of the Consummation of the Exchange Offer or the date of the effectiveness of the Shelf Registration Statement, as the case may be, no action, suit or proceeding shall be pending against or affecting or threatened against the Company or any of its respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (c) (i) Since the date of the latest balance sheet in the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise) or prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable, there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or in the long-term debt, or material increase in short-term debt, of the Company and its subsidiaries, taken as a whole, from that set forth in the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable, and (iii) neither the Company nor any of its subsidiaries shall have any liability or obligation, direct or contingent, which is material to the Company.


                                        B-1